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                                                                     EXHIBIT 5.1


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
                                                BASS, BERRY & SIMS PLC
                                       A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                   ATTORNEYS AT LAW
        KNOXVILLE OFFICE                                                                       DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                      REPLY TO:                                 AMSOUTH CENTER
      KNOXVILLE, TN 37902                           AMSOUTH CENTER                     315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                    315 DEADERICK STREET, SUITE 2700                NASHVILLE, TN 37238-3001
                                               NASHVILLE, TN 37238-3001                         (615) 742-6200
         MEMPHIS OFFICE                             (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                                 MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                    WWW.BASSBERRY.COM                          29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                                NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                         (615) 255-6161



                               September 29, 2004

IASIS Healthcare LLC
IASIS Capital Corporation
117 Seaboard Lane, Building E
Franklin, Tennessee 37067

       Re: Offer for All Outstanding 8 3/4% Senior Subordinated Notes Due 2014 of IASIS Healthcare LLC and IASIS Capital Corporation in Exchange for 8 3/4% Senior Subordinated Notes Due 2014 of IASIS Healthcare LLC and IASIS Capital Corporation - Registration Statement on Form S-4 (File No. 333-117362)

Ladies and Gentlemen:

              We have acted as special counsel to IASIS Healthcare LLC, a Delaware limited liability corporation, and IASIS Capital Corporation, a Delaware corporation (collectively, the "Companies"), and the Guarantors (as defined below) in connection with the public offering of up to $475,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes Due 2014 (the "New Notes") of the Companies that are to be unconditionally guaranteed on an unsecured senior subordinated basis (the "Guarantees") by the subsidiaries of the Companies listed on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the Companies' issued and outstanding 8 3/4% Senior Subordinated Notes due 2014 (the "Old Notes"), as contemplated by the Registration Rights Agreement dated as of June 22, 2004 (the "Registration Rights Agreement"), by and among the Companies, the Guarantors, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC. The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of June 22, 2004 (the "Indenture"), by and among the Companies, the Guarantors and The Bank of New York Trust Company, N.A., as Trustee (the "Trustee").

              This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

              In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-117362) of the Companies relating to the Exchange Offer, as filed with the Securities and

IASIS Healthcare LLC
IASIS Capital Corporation
September 29, 2004
Page 2


Exchange Commission (the "Commission") on July 14, 2004, and Amendment No. 1 thereto, as filed with the Commission on the date hereof (such Registration Statement, as amended to date, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (v) the form of the New Notes; and (vi) executed copies of the Guarantees. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

              In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Companies and the Guarantors had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

              In addition, we have further assumed that (i) each of the Guarantors that is not organized under the laws of the State of Delaware (each a "non-Delaware Guarantor") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) each non-Delaware Guarantor has duly authorized, executed and delivered the Guarantees and the Indenture, and (iii) the execution, delivery and performance of the Guarantees and the Indenture by the non-Delaware Guarantors will not violate the laws of the jurisdiction in which each of them is organized or any other applicable laws (excepting the laws of the State of New York and the federal laws of the United States).

              In connection with this opinion, we have assumed that the Registration Statement will have become effective, and that the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

              As to any facts material to the opinion expressed herein that have not been independently established or verified, we have relied upon the oral or written statements and representations of officers and other representatives of the Companies, the Guarantors and others.

              Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

       1. When the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon




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IASIS Healthcare LLC
IASIS Capital Corporation
September 29, 2004
Page 3


consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the New Notes will constitute valid and binding obligations of the Companies, entitled to the benefits of the Indenture and enforceable against the Companies in accordance with their terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

       2. When the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, and each of the Guarantees has been attached thereto in accordance with the Exchange Offer, each Guarantee will constitute the valid and binding obligation of each Guarantor a party thereto, enforceable against each such Guarantor in accordance with its terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

              Our opinions set forth herein are limited to the federal laws of the United States, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and those laws of the States of New York and Delaware that are normally applicable to transactions of the type contemplated by the Exchange Offer as in effect on the date hereof. We assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We do not express any opinion with respect to the law of any other jurisdiction or as to the effect of any such law on the opinions herein stated.

              We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.

                                            Very truly yours,



                                            /s/ Bass, Berry & Sims PLC

                                   SCHEDULE I

                               LIST OF GUARANTORS

                                                                          JURISDICTION OF
NAME                                                               ORGANIZATION AND ENTITY TYPE
----                                                               ----------------------------
Arizona Diagnostic & Surgical Center, Inc.                       Delaware corporation
Baptist Joint Venture Holdings, Inc.                             Delaware corporation
Beaumont Hospital Holdings, Inc.                                 Delaware corporation
Biltmore Surgery Center, Inc.                                    Arizona corporation
Biltmore Surgery Center Holdings, Inc.                           Delaware corporation
Brookwood Diagnostic Center of Tampa, Inc.                       Delaware corporation
CliniCare of Texas, Inc.                                         Delaware corporation
CliniCare of Utah, Inc.                                          Delaware corporation
Davis Hospital Holdings, Inc.                                    Delaware corporation
Davis Surgical Center Holdings, Inc.                             Delaware corporation
DecisionPoint Services, Inc.                                     Delaware corporation
First Choice Physicians Network Holdings, Inc.                   Delaware corporation
IASIS Finance, Inc.                                              Delaware corporation
IASIS Finance Texas Holdings, LLC                                Delaware limited liability company
IASIS Healthcare Holdings, Inc.                                  Delaware corporation
IASIS Hospital Nurse Staffing Company                            Delaware corporation
IASIS Management Company                                         Delaware corporation
IASIS Physician Services, Inc.                                   Delaware corporation
IASIS Transco, Inc.                                              Delaware corporation
Jordan Valley Hospital Holdings, Inc.                            Delaware corporation
MCS/AZ, Inc.                                                     Delaware corporation
Memorial Hospital of Tampa, LP                                   Delaware limited partnership
Mesa General Hospital, LP                                        Delaware limited partnership
Metro Ambulatory Surgery Center, Inc.                            Delaware corporation
North Vista Hospital, Inc.                                       Delaware corporation
Palms of Pasadena Homecare, Inc.                                 Delaware corporation
Palms of Pasadena Hospital, LP                                   Delaware limited partnership
Pioneer Valley Health Plan, Inc.                                 Delaware corporation
Pioneer Valley Hospital, Inc.                                    Delaware corporation
Rocky Mountain Medical Center, Inc.                              Delaware corporation
Salt Lake Regional Medical Center, Inc.                          Delaware corporation
Seaboard Development LLC                                         Utah limited liability company
Southridge Plaza Holdings, Inc.                                  Delaware corporation
Southwest General Hospital, LP                                   Delaware limited partnership
SSJ St. Petersburg Holdings, Inc.                                Delaware corporation
St. Luke's Behavioral Hospital, LP                               Delaware limited partnership
St. Luke's Medical Center, LP                                    Delaware limited partnership
Tampa Bay Staffing Solutions, Inc.                               Delaware corporation
Tempe St. Luke's Hospital, LP                                    Delaware limited partnership
Town & Country Hospital, LP                                      Delaware limited partnership
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